SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2002

MICROMUSE INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-23783	943288385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

139 Townsend Street
San Francisco, California 94107
(Address of Principal Executive Offices, Including Zip Code)

(415) 343-7600
(Registrant’s Telephone Number, Including Area Code)

ITEM 5.    OTHER EVENTS

On December 13, 2002, Micromuse Inc. issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference, (i) announcing that effective December 31, 2002, Greg Brown is resigning as Chairman and Chief Executive Officer to accept a senior executive officer position at Motorola Inc., and that Mike Luetkemeyer will retain his CFO responsibilities and assume the role of Micromuse CEO on an interim basis starting January 1, 2003, and (ii) announcing that the company expects to meet or exceed current First Call consensus estimates for revenue and pro forma earnings per share in the quarter ending December 31, 2002, and other related information set forth in the release.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(a) Not applicable.

(b) Not applicable.

(c) Exhibits:

99.1    Press Release dated December 13, 2002 of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MICROMUSE INC. (Registrant)

Date: December 13, 2002	By:	/s/ JAMES B. DE GOLIA
Name: James B. De Golia Title: Senior Vice President and Secretary

EXHIBIT INDEX

Number	Description

99.1	Press Release dated December 13, 2002 of the Registrant.

2